Credit Suisse Short Duration Bond Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended February 28, 2003


Portfolio:               Credit Suisse Short Duration Bond Fund
Fund


Security:           AQMIM 03-N1 144A


Date Purchased:               2/04/03


Price Per Share:         $99.997661


Shares Purchased
by the Portfolio *:      1000.00


Total Principal Purchased
by the Portfolio *:      $99,997.6610


% of Offering Purchased
by the Portfolio:        0.90498%


Broker:                  SALOMON BROTHERS



Member:                  CS First Boston






















Portfolio:               Credit Suisse Short Duration Bond Fund
Fund


Security:           METLIFE INC


Date Purchased:               2/14/03


Price Per Share:         $103.006


Shares Purchased
by the Portfolio *:      2025.00


Total Principal Purchased
by the Portfolio *:      $208,587.15


% of Offering Purchased
by the Portfolio:        0.20124%


Broker:                  GOLDMAN SACHS & CO



Member:                  CS First Boston